UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2018

VALIDUS HOLDINGS, LTD.

(Exact name of Registrant as specified in its charter)

Bermuda	001-33606	98-0501001
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29 Richmond Road, Pembroke, Bermuda HM 08
(Address of principal executive offices)

Registrant’s telephone number, including area code: (441) 278-9000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 3 — Securities and Trading Markets

Item 3.03.	Material Modification to Rights of Security Holders.

On July 26, 2018, following the execution of the Second Supplemental Indenture (as defined below), American International Group, Inc. (“AIG”), a Delaware corporation and parent of Validus Holdings, Ltd., a Bermuda exempted company (the “Company”), executed a Guarantee (the “Preference Shares Guarantee”), with respect to (i) the issued and outstanding series A preference shares, par value $0.175 per share, of the Company (the “Series A Preference Shares”) and (ii) the issued and outstanding series B preference shares, par value $0.175 per share, of the Company (the “Series B Preference Shares”), pursuant to which AIG provided a full and unconditional guarantee of the Company’s obligations under the certificates of designation governing the Series A Preference Shares and Series B Preference Shares, as applicable. Additionally on July 26, 2018, AIG executed a Guarantee (the “Senior Notes Guarantee”), with respect to the Company’s aggregate outstanding 8.875% Senior Notes due 2040 (the “Notes”) issued under the Indenture (as defined below), pursuant to which AIG provided a full and unconditional guarantee of the Company’s obligations under the Indenture. Copies of the Preference Shares Guarantee and the Senior Notes Guarantee are attached as Exhibit 4.2 and Exhibit 4.3 hereto, respectively, and are incorporated herein by reference. The foregoing descriptions of the Preference Shares Guarantee and the Senior Notes Guarantee do not purport to be complete and are qualified in their entirety by reference to the full text of the Preference Shares Guarantee and the Senior Notes Guarantee, as applicable.

Section 8 — Other Events

Item 8.01.	Other Events.

The information set forth above under Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

On July 26, 2018, the Company entered into a second supplemental indenture (the “Second Supplemental Indenture”) with The Bank of New York Mellon, as trustee (the “Trustee”), that supplements the Indenture, dated as of January 26, 2010 (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated as of January 26, 2010 (the “First Supplemental Indenture” and the Base Indenture as so supplemented by the First Supplemental Indenture and the Second Supplemental Indenture, the “Indenture”), each by and between the Company and the Trustee. The Second Supplemental Indenture adds provisions providing for, but not requiring, the guarantee of the Company’s obligations under the Indenture with respect to the Notes.

A copy of the Second Supplemental Indenture is attached as Exhibit 4.1 hereto and is incorporated herein by reference. The foregoing description of the Second Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Supplemental Indenture.

Prior to the execution of the Preference Shares Guarantee, the Company filed periodic and annual reports with the SEC pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to the Series A Preference Shares and Series B Preference Shares, which are registered under Section 12(b) of the Exchange Act. Prior to the execution of the Senior Notes Guarantee, the Company filed periodic and annual reports with the SEC pursuant to Section 15(d) of the Exchange Act with respect to the Notes, which are registered under Section 15(d) of the Exchange Act.

Following the execution of the Preference Shares Guarantee and the Senior Notes Guarantee and the planned filing of the certificate of notice of termination on Form 15 with respect to the common shares, par value $0.175 per common share, of the Company, the Company, as an operating subsidiary of AIG and an issuer of securities whose securities have been guaranteed by AIG, will be allowed to provide footnote disclosure of its condensed consolidating financial statements as part of AIG’s consolidated financial statements and in lieu of the Company’s obligation to file periodic reports as an issuer of securities registered under the Exchange Act. Consequently, the Company will no longer file periodic reports under the Exchange Act in connection with the registration of the Series A Preference Shares, the Series B Preference Shares or the Notes. Depositary shares, each representing 1/1,000th interest in a Series A Preference Share or Series B Preference Share, as applicable, will continue to be listed on the NYSE. Notwithstanding the foregoing, the Company shall remain obligated to file the quarterly report on Form 10-Q for the quarterly period ended June 30, 2018.

Section 9 — Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Second Supplemental Indenture, dated as of July 26, 2018, by and between Validus Holdings, Ltd. and The Bank of New York Mellon, as trustee.
4.2	Guarantee, dated as of July 26, 2018, by American International Group, Inc., with respect to the Series A Preference Shares and Series B Preference Shares.
4.3	Guarantee, dated as of July 26, 2018, by American International Group, Inc., with respect to the Notes.

EXHIBIT INDEX

Exhibit No.	Description

4.1	Second Supplemental Indenture, dated as of July 26, 2018, by and between Validus Holdings, Ltd. and The Bank of New York Mellon, as trustee
4.2	Guarantee, dated as of July 26, 2018, by American International Group, Inc., with respect to the Series A Preference Shares and Series B Preference Shares
4.3	Guarantee, dated as of July 26, 2018, by American International Group, Inc., with respect to the Notes

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALIDUS HOLDINGS, LTD.

Date: July 26, 2018	By:	/s/ Robert F. Kuzloski
	Name:	Robert F. Kuzloski
	Title:	Executive Vice President and General Counsel

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